Exhibit 99.3

VOTING INSTRUCTION

SPECIAL MEETING OF THE STOCKHOLDERS

OF

FCSTONE GROUP, INC.

September 25, 2009

A special meeting of the stockholders of FCStone Group, Inc. (the “Company”) will be held at the Hilton Kansas City Airport located at 8801 NW 112th Street, Kansas City, Missouri, on Friday, September 25, 2009, commencing at 9:00 a.m., local time, and thereafter as it may from time to time be adjourned, to consider and vote upon the proposals described in the accompanying notice of special meeting and proxy statement with respect to the special meeting (the “Proxy Statement”). Wells Fargo Bank, N.A., as trustee (“Trustee”) of the FCStone Group Employee Stock Ownership Plan (“ESOP”), has requested that the undersigned participant in the ESOP provide voting instructions with respect to the shares allocated to his or her ESOP account on the matters to be considered and voted upon at the special meeting (which instructions will be held in confidence).

The undersigned participant in the ESOP hereby states as follows:

•	I am a participant in the ESOP.

•	I hereby acknowledge receipt of the Proxy Statement, and hereby revoke all voting instructions heretofore given with respect to the matters being considered and voted upon at the special meeting.

•

I hereby instruct the Trustee to cause all shares of the Company’s common stock credited to my ESOP account and entitled to vote at the special meeting to be voted in accordance with the voting instructions provided below. I understand that if the Trustee does not receive these voting instructions before 5:00 p.m. CST on September 23, 2009 (or to the extent I fail to provide voting instructions for any of the proposals below), the Company, as the ESOP plan administrator, intends to direct the Trustee to vote all such shares in accordance with the recommendation of the Company’s board of directors as described in the Proxy Statement.

The voting instructions of the undersigned participant in the ESOP are as follows:

1. Proposal to adopt the Agreement and Plan of Merger, dated as of July 1, 2009, by and among International Assets Holding Corporation, a Delaware corporation, International Assets Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of International Assets, and FCStone Group, Inc.;

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. Proposal to adjourn the special meeting, including if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement;

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Such other matters, related to the foregoing or otherwise, as properly may come before the special meeting or any adjournment thereof (the Company’s board of directors has advised that at present it knows of no other business to be presented by or on behalf of the Company’s or its management at the special meeting).

☐ GRANT	☐ WITHHOLD

Dated: , 2009
(Sign exactly as your name appears on the address label affixed to these voting instructions.)

No. of common shares of all classes and series:

The Trustee will vote in accordance with these voting instructions. However, if the Trustee does not receive these voting instructions before 5:00 p.m. CST on September 23, 2009 (or to the extent voting instructions are not provided for any of the proposals referred to above), the Company, as the ESOP plan administrator, intends to direct the Trustee to vote in accordance with the recommendation of the Company’s board of directors as described in the Proxy Statement. The Company’s board of directors has unanimously recommended that the Company’s stockholders vote “FOR” Proposal No. 1 to adopt the merger agreement, and “FOR” Proposal No. 2 to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

NOTE: PLEASE DATE, SIGN, AND RETURN THESE VOTING INSTRUCTIONS TO ASSOCIATED BENEFITS CORPORATION, 2929 WESTOWN PARKWAY, SUITE 220, WEST DES MOINES, IA 50266, ATTENTION: SUSAN DYER RISSER, ON OR BEFORE 5:00 P.M. CST ON SEPTEMBER 23, 2009 BY THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE. THE SPECIFIC MANNER IN WHICH YOU DIRECT THE TRUSTEE TO VOTE THE SHARES ALLOCATED TO YOUR ESOP ACCOUNT WILL BE MAINTAINED IN CONFIDENCE BY ASSOCIATED BENEFITS CORPORATION AND BY THE ESOP TRUSTEE.